--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                 OCTOBER 28, 1998

DATE OF EARLIEST EVENT
REPORTED:                       OCTOBER 28, 1998

                         MAGELLAN HEALTH SERVICES, INC.

            (Exact name of registrant as specified in its charter).

           DELAWARE                         1-6639                        58-1076937
   (State of incorporation)        (Commission File Number)      (IRS Employer Identification
                                                                             No.)

   3414 PEACHTREE ROAD, N.E., SUITE 1400, ATLANTA,                     30326
                       GEORGIA
       (Address of principal executive offices)                      (Zip Code)

                                 (404) 841-9200

              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

    The Registrant (the "Company" or "Magellan") is filing this Form 8-K to include the unaudited pro forma financial information required by Article 11 of Regulation S-X for inclusion, via incorporation by reference, in each of its Registration Statements filed under the Securities Act of 1933, as amended.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information for the Company is included herein:

1) Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997;

2) Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1998.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The Unaudited Pro Forma Consolidated Financial Information set forth below is based on the historical presentation of the consolidated financial statements of Magellan, and the historical operating results of Human Affairs International, Incorporated ("HAI"), Allied Health Services, Inc. and certain of its affiliates ("Allied"), Merit Behavioral Care Corporation ("Merit") and CMG Health, Inc. ("CMG"). The Unaudited Pro Forma Consolidated Statements of Operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 give effect to the Crescent Transactions (as defined), the HAI acquisition, the Allied acquisition, the Green Spring Minority Stockholder Conversion (as defined), Merit's acquisition of CMG and the Transactions (as defined) as if they had been consummated on October 1, 1996.

    The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to hospital acquisitions and closures during the year ended September 30, 1997 as such transactions and events are not considered material to the pro forma presentation. The Unaudited Pro Forma Consolidated Statements of Operations presentation assumes that the net proceeds from the Crescent Transactions, after debt repayment of approximately $200 million, were fully utilized to fund the HAI acquisition and the Allied acquisition. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997 excludes the non-recurring losses incurred by the Company as a result of the Crescent Transactions.

    The Unaudited Pro Forma Consolidated Financial Information does not purport to be indicative of the results that actually would have been obtained if the operations had been conducted as presented and they are not necessarily indicative of operating results to be expected in future periods. The business of the Company's 50% owned hospital business, Charter Behavioral Health Systems, LLC ("CBHS"), is seasonal in nature with a reduced demand for certain services generally occurring in the first fiscal quarter around major holidays, such as Thanksgiving and Christmas, and during the summer months comprising the fourth fiscal quarter. Accordingly, the Unaudited Pro Forma Statement of Operations for the nine months ended June 30, 1998 is not necessarily indicative of the pro forma results expected for a full year. The Unaudited Pro Forma Statements of Operations excludes approximately $60.0 million of cost savings on an annual basis that the Company expects to achieve within eighteen months following consummation of the Merit acquisition. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1998 also excludes managed care integration costs of $12.3 million that were directly attributable to the acquisitions described herein. The Unaudited Pro Forma Consolidated Financial Information and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto of Magellan, and Management's Discussion and Analysis of Financial Condition and Results of Operations that appear in the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997, and in the Company's Form 10-Q for the quarterly period ended June 30, 1998, filed on August 12, 1998, which are incorporated herein by reference, the historical consolidated financial statements and notes thereto of Merit, which appear in the Company's current report on Form 8-K/A, filed on October 28, 1998, which are incorporated herein by reference and the historical consolidated financial statements and notes thereto of HAI, which appear in the Company's Current Report on Form 8-K, filed on December 17, 1997, which are incorporated herein by reference.

    The following is a description of each of the transactions that are reflected in the pro forma presentation:

    CRESCENT TRANSACTIONS. The Crescent Transactions, which were consummated on June 17, 1997, resulted in, among other things: (i) the sale of substantially all of its domestic acute-care psychiatric hospitals and residential treatment facilities (the "Psychiatric Hospital Facilities") to Crescent Real Estate Equities Limited Partnership ("Crescent") for $417.2 million (before costs of approximately $16.0 million); (ii) the creation of CBHS; (iii) the Company entering into the Franchise Agreements (as defined);

and (iv) the issuance by Magellan of 2,566,622 warrants to Crescent and Crescent Operating, Inc. ("COI") (1,283,311 warrants each) with an exercise price of $30 per share. CBHS leases the Psychiatric Hospital Facilities from Crescent under a twelve-year operating lease (the "Facilities Lease") (subject to renewal) for $41.7 million annually, subject to adjustment, with a 5% escalator, compounded annually plus certain additional rent. The Company entered into a master franchise agreement (the "Master Franchise Agreement") with CBHS and a franchise agreement with each of the Psychiatric Hospital Facilities and the other facilities operated by CBHS (collectively, the "Franchise Agreements"). Pursuant to the Franchise Agreements, the Company franchises the "CHARTER" System of behavioral healthcare to each of the Psychiatric Hospital Facilities and other facilities operated by CBHS. In exchange, CBHS agreed to pay the Company, pursuant to the Master Franchise Agreement, annual franchise fees (the "Franchise Fees") of approximately $78.3 million. However, CBHS's obligation to pay the Franchise Fees is subordinate to its obligation to pay rent for the Psychiatric Hospital Facilities to Crescent. The warrants issued to Crescent and COI have been valued at $25.0 million in the Company's balance sheet. The Company accounts for its 50% investment in CBHS under the equity method of accounting, which significantly reduces the revenues and related operating expenses presented in the Unaudited Pro Forma Consolidated Statements of Operations. "Divested Operations--Crescent Transactions" in the Unaudited Pro Forma Consolidated Statement of Operations represents the results of operations of the businesses that are operated by CBHS.

    The Company incurred a loss before income taxes, minority interest and extraordinary items of approximately $59.9 million as a result of the Crescent Transactions, which was recorded during fiscal 1997.

    HAI ACQUISITION. On December 4, 1997, the Company consummated the purchase of HAI, formerly a unit of Aetna, for approximately $122.1 million. HAI manages the care of approximately 16.3 million covered lives, primarily through employee assistance programs and other managed behavioral healthcare plans. The Company funded the acquisition of HAI with cash on hand and accounted for the acquisition of HAI using the purchase method of accounting. The Company may be required to make additional contingent payments of up to $60.0 million annually to Aetna over the five-year period subsequent to closing. The maximum contingent payments are $300.0 million. The amount and timing of the payments will be contingent upon net increases in the number of HAI's covered lives in specified products. The Company is obligated to make contingent payments under two separate calculations. Under the first calculation, the amount and timing of the contingent payments will be based on growth in the number of lives covered by certain HAI products during the next five years. The Company may be required to make contingent payments of up to $25.0 million per year for each of the five years following the HAI acquisition depending on the net annual growth in the number of lives covered by such products. The amount to be paid per incremental covered life decreases during the five-year term of the Company's contingent payment obligation. Under the second calculation, the Company may be required to make contingent payments of up to $35.0 million per year for each of five years based on the net cumulative growth in the number of lives covered by certain other HAI products. Aetna will receive a specified amount per net incremental life covered by such products. The amount to be paid per incremental covered life increases with the number of incremental covered lives. The Company will account for the additions to the purchase price for HAI under the purchase method.

    ALLIED ACQUISITION. On December 5, 1997, the Company purchased the assets of Allied for approximately $70.0 million, of which $50.0 million was paid to the seller at closing with the remaining $20.0 million placed in escrow. Allied provides specialty risk-based products and administrative services to a variety of insurance companies and other customers, including Blue Cross of New Jersey, CIGNA and NYLCare, covering approximately 3.8 million aggregate lives. Allied has over 80 physician networks across the eastern United States. Allied's networks include physicians specializing in cardiology, oncology and diabetes. The Company funded the Allied acquisition with cash on hand. The Company accounted for the Allied acquisition using the purchase method of accounting. The escrowed amount of the purchase price is payable in one-third increments if Allied achieves specified earnings targets during each of the three years following the closing. Additionally, the purchase price may be increased during the three-year period by up to $40.0 million, if Allied's performance exceeds specified earnings targets, or decreased by up to $20.0 million, if Allied's performance does not meet specified earnings targets. The purchase price adjustments will be computed based on the amount of "EBITDA" (as defined in the Allied Purchase Agreement) earned by Allied during each of the three 12-month periods ending on November 30, 1998, 1999 and 2000. The seller will be paid an amount that is a specified multiple of the excess of Allied's "EBITDA" during such periods over specified "EBITDA" targets for such periods. The maximum purchase price payable is $110.0 million. The Company will account for the additions to the purchase price for Allied under the purchase method. The Company will be paid an amount that is a specified multiple of the amount by which Allied's "EBITDA" during such periods is less than the specified "EBITDA" targets for such periods.

    GREEN SPRING MINORITY STOCKHOLDER CONVERSION. The minority stockholders of Green Spring Health Services, Inc. ("Green Spring") converted their interests in Green Spring into an aggregate of 2,831,516 shares of the Company's common stock during January 1998 (the "Green Spring Minority Stockholder Conversion"). As a result of the Green Spring Minority Stockholder Conversion, the Company owns 100% of Green Spring. The Company accounted for the Green Spring Minority Stockholder Conversion as a purchase of minority interest at the fair value of the consideration paid.

    MERIT ACQUISITION OF CMG. On September 12, 1997, Merit acquired all of the outstanding capital stock of CMG for approximately $48.7 million in cash and approximately 739,000 shares of Merit common stock. In connection with Merit's acquisition of CMG, the Company may be required to make contingent payments to the former shareholders of CMG if the financial results of certain contracts exceed specified base-line amounts. Such contingent payments are subject to an aggregate maximum of $23.5 million.

    THE TRANSACTIONS. On February 12, 1998, the Company acquired all of the outstanding stock of Merit for approximately $448.9 million in cash plus the repayment of Merit's debt. The Company accounted for the Merit acquisition using the purchase method of accounting. Merit manages behavioral healthcare programs for approximately 21.6 million covered lives across all segments of the healthcare industry, including HMOs, Blue Cross/Blue Shield organizations and other insurance companies, employers and labor unions, federal, state and local government agencies, and various state Medicaid programs.

    In connection with the consummation of the Merit acquisition, the Company consummated certain related transactions (together with the Merit acquisition, collectively, the "Transactions"), as follows: (i) the Company terminated its existing credit agreement (the "Magellan Existing Credit Agreement"); (ii) the Company repaid all loans outstanding pursuant to and terminated Merit's existing credit agreement (the "Merit Existing Credit Agreement"); (iii) the Company completed a tender offer for its 11 1/4% Series A Senior Subordinated Notes due 2004 (the "Magellan Outstanding Notes"); (iv) Merit completed a tender offer for its 11 1/2% Senior Subordinated Notes due 2005 (the "Merit Oustanding Notes");
(v) the Company entered into a new senior secured bank credit agreements (the "New Credit Agreement") with The Chase Manhattan Bank and a syndicate of financial institutions, providing for credit facilities of $700.0 million; and
(vi) the Company issued its 9% Senior Subordinated Notes due 2008 (the "Old Notes") pursuant to an indenture, dated February 12, 1998, between the Company and Marine Midland Bank, as Trustee (the "Indenture"). The Company has initiated an exchange offer, expiring on November 9, 1998, in which it is offering to exchange its 9% Series A Senior Subordinated Notes (the "New Notes") for the Old Notes. The Old Notes and the New Notes are collectively referred to hereinafter as the "Notes."

    The New Credit Agreement provides for (a) a term loan facility in an aggregate principal amount of $550 million (the "Term Loan Facility"), consisting of an approximately $183.3 million Tranche A Term

Loan (the "Tranche A Term Loan"), an approximately $183.3 million Tranche B Term Loan (the "Tranche B Term Loan") and an approximately $183.3 million Tranche C Term Loan (the "Tranche C Term Loan") and (b) a revolving credit facility providing for revolving loans to the Company and the "Subsidiary Borrowers" (as defined therein) and the issuance of letters of credit for the account of the Company and the Subsidiary Borrowers in an aggregate principal amount (including the aggregate stated amount of letters of credit) of $150 million (the "Revolving Facility").

    The following table sets forth the sources and uses of funds for the Transactions (in thousands):

Sources:
Cash and cash equivalents......................................  $   59,290
New Credit Agreement:
  Revolving Facility (1).......................................      20,000
  Term Loan Facility...........................................     550,000
The Old Notes..................................................     625,000
                                                                 ----------
    Total sources..............................................  $1,254,290
                                                                 ----------
                                                                 ----------
Uses:
Cash paid to Merit Shareholders................................  $  448,867
Repayment of Merit Existing Credit Agreement (2)...............     196,357
Purchase of the Magellan Outstanding Notes (3).................     432,102
Purchase of Merit Outstanding Notes (4)........................     121,651
Transaction costs (5)..........................................      55,313
                                                                 ----------
    Total uses.................................................  $1,254,290
                                                                 ----------
                                                                 ----------

------------------------

(1) The Revolving Facility provides for borrowings of up to $150.0 million. At February 12, 1998, the Company had approximately $112.5 million available for borrowing pursuant to the Revolving Facility, excluding approximately $17.5 million of availability reserved for certain letters of credit.

(2) Includes principal amount of $193.6 million and accrued interest of $2.7 million.

(3) Includes principal amount of $375.0 million, tender premium of $43.4 million and accrued interest of $13.7 million.

(4) Includes principal amount of $100.0 million, tender premium of $18.9 million and accrued interest of $2.8 million.

(5) Transaction costs include, among other things, expenses associated with the tender offers for the Magellan Outstanding Notes and the Merit Outstanding Notes, the Old Notes offering, the Merit acquisition and the New Credit Agreement.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)

                            DIVESTED
                          OPERATIONS--                                                                      MERIT/CMG    MERIT/CMG
             MAGELLAN       CRESCENT                          PRO FORMA    PRO FORMA                        PRO FORMA    PRO FORMA
            AS REPORTED   TRANSACTIONS     HAI      ALLIED   ADJUSTMENTS   COMBINED     MERIT      CMG     ADJUSTMENTS    COMBINED
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Net
revenue...  $1,210,696     $(555,324)    $116,736  $143,889    $41,578(1)  $957,575    $555,717  $101,356   $(13,042)(9)  $644,031
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Salaries,
  cost of
  care and
  other
 operating
 expenses...    978,513     (426,862)      88,002   137,873     (7,797)(2)  769,729     504,510    99,434    (18,075)(10)   585,869
Bad debt
expense...      46,211       (42,720)           0         0          0        3,491           0         0          0             0
Depreciation
  and
  amortization...     44,861    (20,073)      312       362      6,164(3)    31,626      39,400     1,987      2,365(11)    43,752
Interest,
  net.....      45,377        (3,233)      (1,604)     (725)    (6,833)(4)   32,982      21,566      (516)     4,390(12)    25,440
Stock
  option
expense...       4,292             0            0         0          0        4,292           0         0          0             0
Equity in
  loss of
  CBHS....       8,122             0            0         0     12,028(5)    20,150           0         0          0             0
Loss on
  Crescent
  Transactions...     59,868          0         0         0    (59,868)(6)        0           0         0          0             0
Unusual
  items...         357        (2,500)           0         0      5,388(7)     3,245       8,239     1,200     (6,925)(13)     2,514
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
             1,187,601      (495,388)      86,710   137,510    (50,918)     865,515     573,715   102,105    (18,245)      657,575
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Income
  (loss)
  before
  income
  taxes
  and
  minority
  interest...     23,095     (59,936)      30,026     6,379     92,496       92,060     (17,998)     (749)     5,203       (13,544)
Provision
  for
  (benefit
  from)
  income
  taxes...       9,238       (23,974)      11,480         0     39,550(8)    36,294      (4,126)     (443)     2,095(14)    (2,474)
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Income
  (loss)
  before
  minority
  interest...     13,857     (35,962)      18,546     6,379     52,946       55,766     (13,872)     (306)     3,108       (11,070)
Minority
interest...      9,102             0            0         0          0        9,102           0         0          0             0
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Net income
 (loss)...  $    4,755     $ (35,962)    $ 18,546  $  6,379    $52,946     $ 46,664    $(13,872) $   (306)  $  3,108      $(11,070)
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
            -----------   ------------   --------  --------  -----------   ---------   --------  --------  -----------   ----------
Average
  number
  of
  common
  shares
  outstanding--basic...     28,781                                           28,781
            -----------                                                    ---------
            -----------                                                    ---------
Average
  number
  of
  common
  shares
  outstanding--diluted...     29,474                                         29,474
            -----------                                                    ---------
            -----------                                                    ---------
Net income
  (loss)
  per
  common
  share--basic... $     0.17                                               $   1.62
            -----------                                                    ---------
            -----------                                                    ---------
Net income
  (loss)
  per
  common
  share--diluted... $     0.16                                             $   1.58
            -----------                                                    ---------
            -----------                                                    ---------

                THE
            TRANSACTIONS
             PRO FORMA      PRO FORMA
            ADJUSTMENTS    CONSOLIDATED
            ------------   ------------
Net
revenue...    $      0      $1,601,606
            ------------   ------------
Salaries,
  cost of
  care and
  other
 operating
 expenses.       5,567(15)   1,361,165
Bad debt
expense...           0           3,491
Depreciati
  and
  amortiza      (7,262)(16)      68,116
Interest,
  net.....      36,670(17)      95,092
Stock
  option
expense...           0           4,292
Equity in
  loss of
  CBHS....           0          20,150
Loss on
  Crescent
  Transact           0               0
Unusual
  items...      (1,314)(19)       4,445
            ------------   ------------
                33,661       1,556,751
            ------------   ------------
Income
  (loss)
  before
  income
  taxes
  and
  minority
  interest     (33,661)     $   44,855
Provision
  for
  (benefit
  from)
  income
  taxes...      (9,699)(20)      24,121
            ------------   ------------
Income
  (loss)
  before
  minority
  interest     (23,962)         20,734
Minority
interest..      (6,835)(21)       2,267
            ------------   ------------
Net income
 (loss)...    $(17,127)     $   18,467
            ------------   ------------
            ------------   ------------
Average
  number
  of
  common
  shares
  outstand       2,832(21)      31,613
            ------------   ------------
            ------------   ------------
Average
  number
  of
  common
  shares
  outstand       2,832(21)      32,306
            ------------   ------------
            ------------   ------------
Net income
  (loss)
  per
  common
  share--b                  $     0.58
                           ------------
                           ------------
Net income
  (loss)
  per
  common
  share--d                  $     0.57
                           ------------
                           ------------

     See Notes to Unaudited Pro Forma Consolidated Statements of Operations

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1998
                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)

                                                                                                  THE TRANSACTIONS
                            MAGELLAN                         PRO FORMA     PRO FORMA                 PRO FORMA         PRO FORMA
                           AS REPORTED      HAI    ALLIED   ADJUSTMENTS    COMBINED      MERIT      ADJUSTMENTS       CONSOLIDATED
                          -------------   -------  -------  -----------   -----------   --------  ----------------   --------------
Net revenue.............   $1,063,099     $19,528  $30,945    $(2,143)(1) $1,111,429    $262,630      $     0          $1,374,059
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
Salaries, cost of care
  and other operating
  expenses..............      909,353      15,031   31,068     (1,392)(2)    954,060     241,084       (1,893)(15)      1,193,251
Bad debt expense........        2,972           0        0          0          2,972           0            0               2,972
Depreciation and
  amortization..........       37,649          34      100      1,075(3)      38,858      16,159       (2,506)(16)         52,511
Interest, net...........       49,336        (256)     (92)     1,816(4)      50,804       8,870       14,312(17)          73,986
Stock option expense....       (3,527)          0        0          0         (3,527)          0            0              (3,527)
Managed Care integration
  costs.................       12,314           0        0     (2,729)(18)      9,585          0       (9,585)(18)              0
Equity in loss of
  CBHS..................       24,221           0        0          0         24,221           0            0              24,221
Unusual items...........       (3,000)          0        0      3,000(7)           0       1,318       (1,318)(19)              0
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
                            1,029,318      14,809   31,076      1,770      1,076,973     267,431         (990)          1,343,414
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
Income (loss) before
  income taxes and
  minority interest.....       33,781       4,719     (131)    (3,913)        34,456      (4,801)         990              30,645
Provision for (benefit
  from) income taxes....       15,972       1,879        0     (1,617)(8)     16,234        (786)       1,765(20)          17,213
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
Income (loss) before
  minority interest.....       17,809       2,840     (131)    (2,296)        18,222      (4,015)        (775)             13,432
Minority interest.......        5,063           0        0          0          5,063           0       (2,606)(21)          2,457
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
Net income (loss).......   $   12,746     $ 2,840  $  (131)   $(2,296)    $   13,159    $ (4,015)     $ 1,831          $   10,975
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
                          -------------   -------  -------  -----------   -----------   --------      -------        --------------
Average number of common
  shares
  outstanding--basic....       30,505                                         30,505                    1,090(21)          31,595
                          -------------                                   -----------                 -------        --------------
                          -------------                                   -----------                 -------        --------------
Average number of common
  shares
 outstanding--diluted...       31,099                                         31,099                    1,090(21)          32,189
                          -------------                                   -----------                 -------        --------------
                          -------------                                   -----------                 -------        --------------
Net income per common
  share--basic..........   $     0.42                                     $     0.43                                   $     0.35
                          -------------                                   -----------                                --------------
                          -------------                                   -----------                                --------------
Net income per common
  share--diluted........   $     0.41                                     $     0.42                                   $     0.34
                          -------------                                   -----------                                --------------
                          -------------                                   -----------                                --------------

     See Notes to Unaudited Pro Forma Consolidated Statements of Operations

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Adjustments to net revenue for the year ended September 30, 1997 represent Franchise Fees of $55.5 million for the 259 days ended June 16, 1997 (prior to consummation of the Crescent Transactions) less a $13.9 million decrease in HAI revenue resulting from renegotiated contractual rates with Aetna as a direct result of the acquisition of HAI by the Company. Adjustment to net revenue for the nine months ended June 30, 1998 represents the effect of renegotiated contractual rates with Aetna for the two months prior to consummation of the HAI acquisition.

    The pro forma presentation assumes that all Franchise Fees due from CBHS are collectible. Based on operational projections prepared by CBHS management for the quarter ended September 30, 1998, and for the fiscal year ended September 30, 1999, and on CBHS' results of operations through June 30, 1998, the Company believes that CBHS will be unable to pay the full amount of the Franchise Fees it is contractually obligated to pay the Company during fiscal 1998 and fiscal 1999. CBHS has paid $30.6 million of Franchise Fees to the Company during the nine months ended June 30, 1998. As of June 30, 1998, the Company had Franchise Fees receivable from CBHS, net of equity in loss of CBHS in excess of the Company's investment in CBHS, of approximately $13.2 million reflected in the consolidated balance sheet. The Company expects to receive additional Franchise Fee payments from CBHS of $9.4 million to $14.4 million during the quarter ended September 30, 1998, in the form of cash payments and settlements of other amounts due to CBHS. The Company also estimates that CBHS will be able to pay $15.0 million to $25.0 million of Franchise Fees in fiscal 1999. Accordingly, the Company believes the Franchise Fees receivable from CBHS, net of equity in loss of CBHS in excess of the Company's investment in CBHS, at June 30, 1998, is fully collectible. However, the Company may reflect Franchise Fee revenue in its statements of operations for future periods which is lower in amount than that specified in the Master Franchise Agreement if CBHS does not generate sufficient cash flows to allow for payment of future Franchise Fees. Based on the amount of unpaid Franchise Fees to date, the Company exercised, in the fourth quarter of fiscal 1998, certain rights available to it under the Master Franchise Agreement and assisted CBHS management in formulating and enacting a plan designed to improve profitability.

(2) Adjustments to salaries, cost of care and other operating expenses represent the following (in thousands):

                                                                                  NINE MONTHS
                                                                 YEAR ENDED          ENDED
                                                               SEPTEMBER 30,       JUNE 30,
TRANSACTION                   DESCRIPTION                           1997             1998
-----------  ---------------------------------------------  --------------------  -----------
  Crescent   Fees payable to CBHS by the Company for the
             management of less than wholly-owned
             hospital-based joint ventures controlled by
             the Company for the 259 days ended June 16,
             1997.........................................      $      7,564       $      --
  Crescent   Reduction of corporate overhead that was
             transferred to CBHS for the 259 days ended
             June 16, 1997................................            (2,845)             --
       HAI   Elimination of Aetna overhead allocations....           (17,162)         (2,044)
       HAI   Bonus expense previously reflected in Aetna's
             financial statements.........................             1,138             200
       HAI   Costs absorbed by HAI previously incurred by
             Aetna including information technology, human
             resources and legal..........................             5,110             852

                                                                                  NINE MONTHS
                                                                 YEAR ENDED          ENDED
                                                               SEPTEMBER 30,       JUNE 30,
TRANSACTION                   DESCRIPTION                           1997             1998
-----------  ---------------------------------------------  --------------------  -----------
    Allied   Reduction of shareholders'/executives'
             compensation to revised contractual level
             pursuant to the Allied purchase agreement....              (648)           (197)
    Allied   Reduction of certain consulting agreement
             costs to revised contractual level pursuant
             to the Allied purchase agreement.............              (954)           (203)
                                                                  ----------      -----------
                                                                $     (7,797)      $  (1,392)
                                                                  ----------      -----------
                                                                  ----------      -----------

(3) Adjustments to depreciation and amortization represent the following (in thousands):

                                                                                    NINE MONTHS
                                                                   YEAR ENDED          ENDED
                                                                 SEPTEMBER 30,       JUNE 30,
 TRANSACTION                    DESCRIPTION                           1997             1998
-------------  ---------------------------------------------  --------------------  -----------
Crescent       Elimination of amortization related to
               impaired intangible assets...................       $     (177)       $      --
HAI            Purchase price allocation (i)................            3,948              676
Allied         Purchase price allocation (ii)...............            2,393              399
                                                                      -------       -----------
                                                                   $    6,164        $   1,075
                                                                      -------       -----------
                                                                      -------       -----------

       ---------------------------------

       (i) Represents $4.0 million estimated fair value of property and equipment depreciated over an estimated useful life of 5 years, $83.3 million of goodwill amortized over an estimated useful life of 40 years and $20.7 million estimated fair value of other intangible assets (primarily client lists) amortized over an estimated useful life of 15 years less historical depreciation and amortization.

       (ii) Represents $50.7 million of goodwill amortized over an estimated useful life of 40 years and $16.9 million estimated fair value of other intangible assets (primarily client lists and treatment protocols) amortized over an estimated useful life of 15 years.

    The allocation of the HAI and Allied purchase prices to goodwill and identifiable intangible assets and estimated useful lives are based on the Company's preliminary valuations, which are subject to change upon receiving independent appraisals for such assets.

    Subsequent to the consummation of the HAI acquisition, the Company may be required to make additional contingent payments of up to $60 million annually during the five years following the consummation of the HAI acquisition to Aetna for aggregate potential contingent payments of $300 million. These contingent payments, if any, would be recorded as goodwill and identifiable intangible assets, which would result in estimated additional annual amortization of $11 million to $13 million in future periods if all the contingent payments are made.

    The Company may also be required to make contingent payments to the former owners of Allied of up to $60 million during the three years subsequent to consummation of the Allied acquisition, of which $20 million is in escrow. These contingent payments, if any, would be recorded as goodwill, which would result in estimated additional annual amortization of $1.5 million.

(4) Adjustments to interest, net, represent reductions in interest expense as a result of the repayment of outstanding borrowings under the Magellan Existing Credit Agreement with the proceeds from the Crescent Transactions offset by forgone interest income as a result of using cash on hand to fund the HAI and Allied acquisitions. The Magellan Existing Credit Agreement had an outstanding balance of approximately $131.0 million at May 31, 1997 (prior to consummation of the Crescent Transactions). The pro forma interest expense reduction in fiscal 1997 of approximately $6.8 million represents actual interest expense related to Magellan's Credit Agreements in effect during fiscal 1997, or an effective interest rate of 7.3%

(5) Adjustment to equity in loss of CBHS represents the Company's 50% interest in CBHS' pro forma loss for the 259 day period ended June 16, 1997. The Company's investment in CBHS is accounted for under the equity method of accounting. The Condensed Pro Forma Statement of Operations of CBHS for the year ended September 30, 1997 is as follows (in thousands):

                                                CBHS
                                            OPERATIONS--
                            DIVESTED       106 DAYS ENDED      PRO FORMA      PRO FORMA
                           OPERATIONS    SEPTEMBER 30, 1997   ADJUSTMENTS   CONSOLIDATED
                           -----------  --------------------  ------------  -------------
Net revenue..............   $ 555,324       $    213,730       $    2,565(i)  $   771,619
                           -----------        ----------      ------------  -------------
Salaries, supplies and
  other operating
  expenses...............     426,862            210,277          103,723 (ii      740,862
Bad debt expense.........      42,720             17,437                0         60,157
Depreciation and
  amortization...........      20,073                668          (17,333)  ii)        3,408
Interest, net............       3,233              1,592              167 (iv        4,992
Unusual items............       2,500                  0                0          2,500
                           -----------        ----------      ------------  -------------
                              495,388            229,974           86,557        811,919
                           -----------        ----------      ------------  -------------
Income (loss) before
  income taxes...........      59,936            (16,244)         (83,992)       (40,300)
Provision for income
  taxes..................      23,974                  0          (23,974)(v)            0
                           -----------        ----------      ------------  -------------
  Net income (loss)......   $  35,962       $    (16,244)      $  (60,018)   $   (40,300)
                           -----------        ----------      ------------  -------------
                           -----------        ----------      ------------  -------------

       ----------------------------------------

       (i) Fees from the Company for the management of less than wholly-owned hospital-based joint ventures controlled by the Company (see note 2) less non-recurring accounts receivable collection fees receivable from the Company (see note 6) of approximately $5.0 million during the 106 days ended September 30, 1997.

       (ii) Adjustments to salaries, supplies and other operating expenses represent the following (in thousands):

                                                                                    259 DAYS
                                                                                     ENDED
                                                                                 JUNE 16, 1997
                                                                                 --------------
    Franchise Fees (see note 1)................................................   $     55,463
    Rent expense under the Facilities Lease....................................         44,665
    Additional corporate overhead..............................................          3,595
                                                                                 --------------
                                                                                  $    103,723
                                                                                 --------------
                                                                                 --------------

       (iii) Adjustment to depreciation and amortization represents the decrease in depreciation expense as a result of the sale of property and equipment to Crescent by the Company and the elimination of amortization expense related to impaired intangible assets.

       (iv) Adjustment to interest, net, represents the following (in thousands):

                                                                                    259 DAYS
                                                                                     ENDED
                                                                                 JUNE 16, 1997
                                                                                 --------------
    Interest expense on debt repaid by the Company.............................    $   (3,233)
    Interest expense for the 259 days ended June 16, 1997 for estimated average
    borrowings of $60 million at an assumed interest rate of 8% per annum......         3,400
                                                                                 --------------
                                                                                   $      167
                                                                                 --------------
                                                                                 --------------

       (v) CBHS is a limited liability company. Accordingly, provision for income taxes is eliminated as the tax consequences of CBHS ownership will pass through to the Company and COI.

(6) Adjustment to loss on Crescent Transactions represents the elimination of the non-recurring losses incurred by the Company as a result of the Crescent Transactions as follows (in thousands):

Accounts receivable collection fees(i)....................................  $  21,400
Impairment losses on intangible assets(ii)................................     14,408
Exit costs and construction obligation(iii)...............................     12,549
Loss on the sale of property and equipment................................     11,511
                                                                            ---------
                                                                            $  59,868
                                                                            ---------
                                                                            ---------

       ----------------------------------------

       (i) Accounts receivable collection fees represent the reduction in the net realizable value of accounts receivable for estimated collection fees on hospital-based receivables retained by the Company. The Company paid CBHS a fee equal to 5% of collections for the first 120 days after consummation of the Crescent Transactions and estimated bad debt agency fees of 40% for receivables collected subsequent to 120 days after the consummation of the Crescent Transactions.

       (ii) The impairment loss on intangible assets resulted from reducing the book value of the Company's investment in CBHS to its approximate fair value at the consummation date of the Crescent Transactions. The impairment losses represent the reductions in the carrying amount of goodwill and other intangible assets related to the divested or contributed CBHS operations.

       (iii) Represents approximately $5.0 million of incremental costs to perform finance and accounting functions transferred to CBHS and approximately $7.5 million for the Company's obligation to replace CBHS' Philadelphia hospital.

(7) Adjustments to unusual items represent the elimination of non-recurring gains on the sale of psychiatric hospitals.

(8) Adjustments to provision for income taxes represent the tax expense related to the pro forma adjustments at the Company's historic effective tax rate of 40% and the imputed income tax expense on the operating results of Allied, which was an S-corporation for income tax purposes and historically did not provide for income taxes.

(9) Adjustment to net revenue represents the elimination of the fiscal 1997 revenues of Choate Health Management, Inc. ("Choate"), which was sold by Merit in fiscal 1997.

(10) Adjustment to salaries, cost of care and other operating expenses represents the elimination of salaries, benefits and other costs of $5.5 million for duplicate CMG personnel and facilities that were eliminated as a direct result of Merit's acquisition of CMG and the elimination of fiscal 1997 expenses of $12.6 million for Choate, which was sold by Merit in fiscal 1997.

(11) Adjustment to depreciation and amortization represents the effect of Merit's purchase price allocation related to the CMG acquisition.

(12) Adjustment to interest, net, represents the effect of increased borrowing by Merit related to the CMG acquisition.

(13) Adjustments to unusual items, net, represents the elimination of non-recurring losses on Merit's sale of Choate.

(14) Adjustment to provision for income taxes represents the tax effect of the Merit/CMG pro forma adjustments.

(15) Adjustment to salaries, cost of care and other operating expenses represents (i) the elimination of fees paid by Merit to its former owner,
    (ii) the presentation of Merit's capitalized start-up costs of $6.1 million and $0.5 million for the fiscal year ended September 30, 1997 and the nine months ended June 30, 1998, respectively, as other operating expenses to conform to the Company's accounting policies and (iii) the elimination of salaries, benefits and other costs of $2.2 million for the nine months ended June 30, 1998 for duplicate CMG personnel and facilities that have been announced as a direct result of Merit's acquisition of CMG. The adjustment excludes approximately $60.0 million of cost savings on an annual basis that the Company expects to achieve within eighteen months following consummation of the Merit acquisition.

(16) Adjustments to depreciation and amortization represent the effect of the Merit purchase price allocation and the Green Spring Minority Stockholder Conversion as follows (in thousands):

                                                                                   NINE MONTHS
                                                                     YEAR ENDED       ENDED
                                                                   SEPTEMBER 30,    JUNE 30,
                                                                        1997          1998
                                                                   --------------  -----------
Estimated fair value of property and equipment of $51.9 million
  depreciated over an estimated useful life of 5 years...........    $   10,384     $   3,894

Estimated goodwill of $641.2 million amortized over an estimated
  useful life of 40 years........................................        16,029         6,011

Estimated fair value of other intangible assets (primarily client lists and provider networks) of $140.0 million amortized over
  an estimated useful life of 15 years...........................         9,333         3,500
                                                                   --------------  -----------
Total estimated depreciation and amortization....................        35,746        13,405
Elimination of Merit and CMG historical and pro forma
  depreciation and amortization..................................       (43,752)      (16,157)
Effect of Green Spring Minority Stockholder Conversion(i)........           744           246
                                                                   --------------  -----------
                                                                     $   (7,262)    $  (2,506)
                                                                   --------------  -----------
                                                                   --------------  -----------

       ----------------------------------------
       (i) The Green Spring Minority Stockholder Conversion resulted in approximately $20.5 million of additional intangible assets (Goodwill of $6.9 million; Client lists of $13.6 million) with a weighted average useful life of 27.5 years. The additional intangible assets resulted from the excess of the fair value of the consideration paid for the Green Spring Minority Stockholder Conversion ($63.5 million) over the book value of minority interests purchased.

      The allocation of the Merit purchase price to property and equipment, goodwill and identifiable intangible assets and estimated useful lives was based on the Company's preliminary valuations, which are subject to change upon receiving independent appraisals for such assets.

(17) Adjustments to interest, net, represent the following (in thousands):

                                                                                 NINE MONTHS
                                                              YEAR ENDED            ENDED
                                                            SEPTEMBER 30,         JUNE 30,
DESCRIPTION                                                      1997               1998
-------------------------------------------------------  --------------------  ---------------
Elimination of Merit and CMG historical and pro forma
  interest expense.....................................      $    (29,959)       $   (10,536)
Elimination of historical interest expense for the
  Magellan Outstanding Notes...........................           (42,188)           (15,820)
Elimination of the Company's historical deferred
  financing cost amortization..........................            (1,214)              (914)
Tranche A Term Loan interest expense (i)...............            14,393              5,500
Tranche B Term Loan interest expense (i)...............            14,850              5,672
Tranche C Term Loan interest expense (i)...............            15,308              5,844
Revolving Facility interest expense (i)................             1,570                600
Foregone interest income--cash proceeds utilized in the
  Merit acquisition at 5.5% per annum..................             3,261              1,223
The Notes at an interest rate of 9.0%..................            56,250             21,094

                                                                                 NINE MONTHS
                                                              YEAR ENDED            ENDED
                                                            SEPTEMBER 30,         JUNE 30,
DESCRIPTION                                                      1997               1998
-------------------------------------------------------  --------------------  ---------------
Amortization of deferred financing costs of $35.6
  million over a weighted average life of approximately
  8.1 years............................................             4,399              1,649
                                                               ----------      ---------------
                                                             $     36,670        $    14,312
                                                               ----------      ---------------
                                                               ----------      ---------------

       ----------------------------------------
       (i) Assumes borrowings are one-month LIBOR-based, which is consistent with the Company's past borrowing practices. Average one-month LIBOR was approximately 5.60% and 5.75% during the year ended September 30, 1997 and the six months ended March 31, 1998, respectively. Each tranche of the Term Loan Facility is approximately $183.3 million and the Revolving Facility borrowing is $20.0 million. Interest rates utilized to compute pro forma adjustments are as follows:

                                                      YEAR ENDED          SIX MONTHS ENDED
                                                     SEPTEMBER 30,            MARCH 31,
                                                         1997                   1998
                                                -----------------------  -------------------
Tranche A Term Loan and Revolving Facility
  (LIBOR plus 2.25%)..........................              7.85%                  8.00%
Tranche B Term Loan (LIBOR plus 2.50%)........              8.10%                  8.25%
Tranche C Term Loan (LIBOR plus 2.75%)........              8.35%                  8.50%

(18) Adjustments to managed care integration costs represent the elimination of the expenses incurred by the Company as a direct result of the Merit acquisition and the Allied acquisition. The Company owns three behavioral managed care organizations ("BMCOs"), Green Spring, HAI and Merit, as a result of acquisitions consummated in fiscal 1996 (Green Spring) and fiscal 1996 (HAI and Merit). The Company also owns two other specialty managed care organizations, Allied and Care Management Resources, Inc. ("CMR"). Management has approved and committed the Company to a plan to combine and integrate the operations of its BMCOs and other specialty managed care organizations (the "Integration Plan") that will result in the elimination of duplicative functions and will standardize business practices and information technology platforms. The Company expects to achieve approximately $60 million of cost savings on an annual basis by August 1999 at its BMCOS and approximately $3 million of cost savings on an annual basis at CMR as a result of integration Plan.

    The Integration Plan will result in the elimination of approximately 1,000 positions during fiscal 1998 and fiscal 1999. Approximately 200 employees had been involuntarily terminated pursuant to the Integration Plan as of June 30, 1998 and approximately 250 positions have been eliminated by normal attrition through June 30, 1998. The remaining positions to be eliminated have been identified, and will be eliminated through a combination of normal attrition and involuntary termination.

    The employee groups of the BMCOs that are primarily affected include executive management, finance, human resources, information systems and legal personnel at the various BMCOs corporate headquarters and regional offices and credentialing, claims processing, contracting and marketing personnel at various operating locations. The Company expects to complete the specific identification of all personnel who will be involuntarily terminated by December 31, 1998 and will complete its involuntary terminations by April 1999.

    The Integration Plan will also result in the closure of approximately 40 to 45 leased facilities at the BMCOs during fiscal 1998 and fiscal 1999. As of June 30, 1998, 20 offices had been specifically identified for closure and 20 to 25 additional offices are under consideration for closure. The

    Company expects to complete the specific identification of remaining office closures by December 31, 1998.

    The Company has recorded approximately $18.3 million of liabilities related to the Integration Plan, as of June 30, 1998 of which $11.7 million was recorded as part of the Merit purchase price allocation and $6.6 million was recorded in the statement of operations under "Managed Care Integration costs". These amounts represent those portions of the Integration Plan obligations that were measurable as of June 30, 1998. The Company expects to record additional liabilities as a result of the Integration Plan in fiscal 1998 and fiscal 1999 as final decisions regarding office closures and other contractual obligation terminations are made. The Integration Plan will result in additional incremental costs that must be expensed as incurred in accordance with Emerging Issues Task Force Consensus 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" that are not described above and certain other charges. Other integration costs include, but are not limited to, outside consultants, costs to relocate closed officer contents and long-lived asset impairments. Other integration costs are reflected in the statement of operations under "Managed Care Integration costs."

    During the nine months ended June 30, 1998, the Company incurred approximately $5.7 million in other integration costs, including long-lived asset impairments of approximately $2.2 million and outside consulting costs of approximately $3.1 million. The asset impairments relate primarily to identifiable intangible assets that no longer have value and have been written as a result of the Integration Plan.

(19) Adjustments to unusual items represent the following (in thousands):

                                                                                 NINE MONTHS
                                                              YEAR ENDED            ENDED
DESCRIPTION                                               SEPTEMBER 30, 1997    JUNE 30, 1998
-------------------------------------------------------  --------------------  ---------------
Elimination of Merit's transaction costs related to
  Merit's attempt to acquire HAI.......................       $     (733)         $      --
Elimination of non-recurring employee benefit costs
  related to stock options which were eliminated upon
  the consummation of the Transactions.................             (581)               (57)
Elimination of Merit's transaction costs related
  primarily to the Transactions........................               --             (1,261)
                                                                --------       ---------------
                                                              $   (1,314)         $  (1,318)
                                                                --------       ---------------
                                                                --------       ---------------

(20) Adjustment to provision for income taxes represents the tax benefit related to Merit/CMG combined and the pro forma adjustments, excluding annual non-deductible goodwill amortization of $16.1 million related to the Merit acquisition, at the Company's historic effective tax rate of 40%.

(21) Adjustments to minority interest and average number of common shares outstanding (basic and diluted) represents the effect of the Green Spring Minority Stockholder Conversion.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 1998                   Magellan Health Services, Inc.

                                          By: /s/ JEFFREY T. HUDKINS
          ----------------------------------------------------------------------
                                          Jeffrey T. Hudkins
                                          Vice President and Controller
                                          (Principal Accounting Officer)

                                       16